UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       March 21, 2013

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 21, 2013, Movado Group, Inc. (the “Company”) issued a press release announcing its results for the fourth quarter and fiscal year ended January 31, 2013. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this item.

Item 7.01.	Regulation FD Disclosure.

On March 21, 2013, the Company issued a press release announcing that its board of directors has approved a share buyback program under which the Company may purchase up to $50 million of its outstanding common shares from time to time, depending on market conditions, share price and other factors.  The authorization expires on January 31, 2016, and Movado Group may purchase shares of its common stock through open market, block trades or otherwise. The press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this item.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Press Release issued March 21, 2013 announcing results for the fourth quarter and fiscal year ended January 31, 2013.
99.2	Press release issued March 21, 2013 announcing the share buyback program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 21, 2013

MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
Name: Timothy F. Michno
Title: General Counsel